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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in the 2001 Annual Report of SourcingLink.net, Inc. on Form 10-KSB for the year ended March 31, 2001.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
December 3, 2001